Exhibit 99.1

For immediate release
Contact:
         Ryan VanWinkle, Investor Relations, 816-792-7998
         Scott Brockelmeyer, Media Relations, 816-792-7837

                            Ferrellgas Partners, L.P.
                         Reports Second Quarter Results

     Liberty, MO (February 25, 2004)--Ferrellgas Partners, L.P. (NYSE:FGP), one of the nation's largest retail marketers of propane, today reported earnings for the second quarter of fiscal year 2004. The second quarter covers the three-month period ended January 31, 2004.

Significantly warmer than normal winter heating season temperatures resulted in retail sales for the quarter of 319 million gallons, compared to the prior year's near-record sales volume of 360 million gallons sold in the quarter. Gross profit for the quarter was $194.9 million, compared to $209.7 million reported in the second quarter of fiscal 2003, primarily the result of the lower retail gallon sales and contributions from risk management activities, partially offset by increased margins from retail locations.

     Operating expense for the second quarter was $79.8 million, essentially unchanged compared to the prior year's quarter and general and administrative expense for the quarter was $9.0 million, compared to $7.8 million reported in the second quarter of fiscal 2003. Equipment lease expense for the quarter was $4.7 million, down $0.8 million from the prior year's quarter.

     Adjusted EBITDA and net earnings for the second quarter were $101.4 million and $67.1 million, respectively, compared to $116.8 million and $87.1 million reported in the prior year period.

     "This winter has presented our industry many challenges, as winter heating season temperatures in our operating areas have been significantly warmer than normal," said James E. Ferrell, Chairman and Chief Executive Officer. "As we have demonstrated in the past, we will meet these challenges through effective margin and cost management, providing a secure distribution to our common unitholders, while looking for opportunities to expand our operations."

                                     -more-


Ferrellgas
Page 2 of 2

     On February 9, 2004, the partnership announced it will acquire substantially all of the assets of Blue Rhino Corporation from a subsidiary of Ferrell Companies, Inc., the parent of the partnership's general partner. Blue Rhino is the nation's leading provider of branded propane tank exchange service and complimentary products with 29,000 retail locations in 49 states and Puerto Rico. Terms of the agreement call for the partnership to assume the requirement to pay $17 in cash for each share of Blue Rhino stock outstanding on the date of the acquisition by the subsidiary, anticipated to be approximately $340 million.

     "Blue Rhino is a great compliment to our existing base business and will provide us a large presence in the tank exchange market, the fastest growing portion of the retail propane industry," added Mr. Ferrell. "Blue Rhino's counter-cyclical operations and cash flow will further enhance our ability to provide stable, consistent earnings to investors, while providing us the opportunity to achieve year-over-year organic growth."

     For the six-months ended January 31, 2004, retail propane sales volumes and gross profit were 494 million gallons and $291.0 million, respectively, and operating and general and administrative expenses were $152.3 million and $15.9 million, respectively. Equipment lease expense for the six-month period was $9.2 million. As is typically the case, year-to-date results were primarily impacted by the seasonal performance experienced in the second quarter. Adjusted EBITDA and net earnings for the six-month period were $113.6 million and $48.4 million, respectively, compared to $128.1 million and $62.1 million for the same period last year.

     Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., currently serves more than one million customers in 45 states. Ferrellgas employees indirectly own more than 17 million common units of the partnership through an employee stock ownership plan.

     Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the partnership's Form 10-K for the fiscal year ended July 31, 2003 and other documents filed from time to time by the partnership with the Securities and Exchange Commission.

                                       ###




                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except unit data)
                                   (unaudited)




ASSETS                                                                            January 31, 2004         July 31, 2003
-----------------------------------------------------------------------------    -------------------    -------------------

Current Assets:
  Cash and cash equivalents                                                          $    23,072            $    11,154
  Accounts and notes receivable, net                                                     157,581                 56,742
  Inventories                                                                             83,976                 69,077
  Prepaid expenses and other current assets                                                8,819                  8,306
                                                                                 -------------------    -------------------
    Total Current Assets                                                                 273,448                145,279

Property, plant and equipment, net                                                       698,457                684,917
Goodwill                                                                                 124,190                124,190
Intangible assets, net                                                                   110,067                 98,157
Other assets                                                                               8,609                  8,853
                                                                                 -------------------    -------------------
    Total Assets                                                                     $ 1,214,771            $ 1,061,396
                                                                                 ===================    ===================


LIABILITIES AND PARTNERS' CAPITAL
-----------------------------------------------------------------------------

Current Liabilities:
  Accounts payable                                                                   $   116,813            $    59,454
  Other current liabilities                                                               71,185                 89,687
  Short-term borrowings                                                                   42,700                    -
                                                                                 -------------------    -------------------
    Total Current Liabilities                                                            230,698                149,141

Long-term debt (a)                                                                       900,396                888,226
Other liabilities                                                                         19,728                 18,747
Contingencies and commitments                                                                -                      -
Minority interest                                                                          2,853                  2,363

Partners' Capital:
 Senior unitholder (1,994,146 units outstanding at both January 2004 and July 2003 - liquidation preference  $79,766 at both
   January 2004 and July 2003)                                                            79,766                 79,766
 Common unitholders (39,727,834 and 37,673,455 units outstanding
   at January 2004 and July 2003, respectively)                                           41,879               (15,602)
 General partner unitholder (421,434 and 400,683 units outstanding
   at January 2004 and July 2003, respectively)                                          (58,736)              (59,277)
 Accumulated other comprehensive loss                                                     (1,813)               (1,968)
                                                                                 -------------------    -------------------
    Total Partners' Capital                                                               61,096                  2,919
                                                                                 -------------------    -------------------
    Total Liabilities and Partners' Capital                                          $ 1,214,771            $ 1,061,396
                                                                                 ===================    ===================

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $218 million of 8 3/4% notes, which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.




                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
        FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2004 AND 2003
                      (in thousands, except per unit data)
                                   (unaudited)

                                                 Three months ended January 31      Six months ended January 31
                                                 -----------------------------      ---------------------------

                                                     2004             2003              2004           2003
                                                 ------------     ------------      ------------   ------------
Revenues:
  Propane and other gas liquids sales             $ 457,433        $ 439,301         $ 689,487      $ 634,201
  Other                                              24,348           25,165            47,708         46,579
                                                 ------------     ------------      ------------   ------------
    Total revenues                                  481,781          464,466           737,195        680,780

Cost of product sold                                286,899          254,718           446,148        378,390
                                                 ------------     ------------      ------------   ------------

Gross profit                                        194,882          209,748           291,047        302,390

Operating expense                                    79,804           79,677           152,283        148,105
Depreciation and amortization expense                12,665           10,261            23,860         20,156
General and administrative expense                    8,982            7,759            15,873         14,661
Equipment lease expense                               4,732            5,528             9,243         11,520
Employee stock ownership plan compensation charge     2,164            1,639             3,948          3,034
Loss on disposal of assets and other                  1,926            1,125             3,552          1,796
                                                 ------------     ------------      ------------   ------------

Operating income                                     84,609          103,759            82,288        103,118

Interest expense                                    (17,291)         (16,084)          (34,085)       (30,780)
Interest income                                         470              364               801            426
Early extinguishment of debt expense (a)                -                -                 -           (7,052)
                                                 ------------     ------------      ------------   ------------

Earnings before minority interest and cumulative
   effect of change in accounting principle          67,788           88,039            49,004         65,712

Minority interest (b)                                   733              937               595            822
                                                 ------------     ------------      ------------   ------------

Earnings before cumulative effect of change in
   accounting principle                              67,055           87,102            48,409         64,890

Cumulative effect of change in accounting
   principle, net of minority interest of $28 (c)       -                -                 -           (2,754)
                                                 ------------     ------------      ------------   ------------

Net earnings                                         67,055           87,102            48,409         62,136

Distribution to senior unitholder                     1,994            2,743             3,988          5,525
Net earnings available to general partner               650              843               444            566
                                                 ------------     ------------      ------------   ------------

Net earnings available to common unitholders      $  64,411        $  83,516         $  43,977       $ 56,045
                                                 ============     ============      ============   ============

Basic earnings per common unit:
Earnings before cumulative effect of change in
  accounting principle (d)                           $ 1.65         $ 2.31            $ 1.15         $ 1.62
Net earnings available to common unitholders         $ 1.65         $ 2.31            $ 1.15         $ 1.55

Weighted average common units outstanding          39,048.2       36,144.0          38,377.2       36,116.0




             Supplemental Data and Reconciliation of Non-GAAP Item:

                                                                      Three months ended January 31      Six months ended January 31
                                                                      -----------------------------      ---------------------------

                                                                         2004             2003              2004           2003
                                                                      ------------     ------------      ------------   ------------
Retail gallons                                                          318,767          360,388           494,339        532,414
                                                                      ============     ============      ============   ============

Net earnings                                                           $  67,055        $ 87,102          $ 48,409       $ 62,136
  Interest expense                                                        17,291          16,084            34,085         30,780
  Depreciation and amortization expense                                   12,665          10,261            23,860         20,156
  Interest income                                                           (470)           (364)             (801)          (426)
                                                                      ------------     ------------      ------------   ------------
EBITDA                                                                 $  96,541        $113,083          $105,553       $112,646
  Employee stock ownership plan compensation charge                        2,164           1,639             3,948          3,034
  Loss on disposal of assets and other                                     1,926           1,125             3,552          1,796
  Minority interest (b)                                                      733             937               595            822
  Early extinguishment of debt expense (a)                                   -               -                 -            7,052
  Cumulative effect of change in accounting principle (c)                    -               -                 -            2,754
                                                                      ------------     ------------      ------------   ------------
Adjusted EBITDA (e)                                                    $ 101,364        $116,784          $113,648       $128,104
                                                                      ============     ============      ============   ============

(a) Expenses related to the refinancing of the $160 million Ferrellgas Partners, L.P. senior secured debt in September 2002.

(b) Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c) Amount related to recognition of liabilities for future retirements of underground storage facilities, as required by SFAS No. 143.

(d) Amount calculated as 99% of the earnings (loss) before cumulative effect of change in accounting principle less distribution to senior unitholder; the result then divided by the weighted average common units outstanding.

(e) Management considers Adjusted EBITDA to be a chief measurement of the partnership's overall economic performance and return on invested capital. Adjusted EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization, employee stock ownership plan compensation charge, loss on disposal of assets and other, minority interest, early extinguishment of debt expense, cumulative effect of change in accounting principle and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes are unusual or non-recurring, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, management believes this measure is consistent with the manner in which the partnership's lenders and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and to fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.